Exhibit 10.1

Annex no. 2 to MULTIPURPOSE CREDIT LINE AGREEMENT no. 015023-510-01

of October 12, 2006

(changing the FACILITY NATURE into a NON-REVOLVING LOAN AGREEMENT) no. 015023-510-01 entered into on April 16, 2007 by and between:

Fortis Bank SA/NV, Austrian Branch with its register office at Technologiestraße 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765, hereinafter referred to as the “Bank”, represented by:

1) Andrea Vaz-König, Business Center Manager

2) Alfred Wunderl-Auner, Head of Accounting and Controlling

and

Carey Agri International Poland Spółka z ograniczona odpowiedzialnoscia (limited liability company), with its registered office in 00-690 Warszawa, ul. Bokserska 66A, entered into the District Court for the capital city of Warsaw, XX Commercial Division of the National Court Register under KRS no. 51098, (hereinafter referred to as “the Borrower”), represented by:

1) William V. Carey

2) ......................................... - .........................................................................

in connection with the change of the facility nature from the multipurpose credit line into a non-revolving credit as well as an extension of the financing term and change of margin, the Parties hereto amend the Multipurpose Credit Line Agreement dated October 12, 2006 and changed by Amendment No. 1 dated January 16, 2007 (Agreement), and establish the following uniform contents:

1.	Loan amount: up to PLN 350,000,000 (in words: three hundred fifty million zlotys) provided that the loan outstanding balance as at Agreement signing date is PLN 201,276,907.02.

2.	Financing term: until June 15, 2007.

3.	Loan purpose: financing the transaction of purchase of 27% of shares of POLMOS BIAŁYSTOK S.A., joint –stock company organised under Polish law, based at ul. Elewatorska 20, 15-950 Białystok.

4.	The loan interest rate shall be variable and equal to: WIBOR 1M, increased by 1% (one) percentage point.

5.	Interest due dates: the fifth day of each calendar month. The last loan interest instalment shall be due on the last day of the financing term.

6.	Origination fee: NONE.

7.	Loan commitment fee: NONE

8.	Loan prepayment fee: NONE.

9.	The loan has already been disbursed in full amount.

10.	Accounts at the Bank to be credited with the respective dues: Account of Fortis Bank Brussels (BIC: GEBABEBB) favour Fortis Bank Austria (BIC: GEBAATWW) IBAN: BE13 2911 1967 2839, allocated ref: “Cust no. 015023, Carey Agri International PLN 350,000,000.00 dated October 12, 2006.”

11.	Collateral securing the respective dues is as follows:

a)	Promissiry notes issued by Carey Agri International – Poland Sp. z o.o and MTC Sp. z o.o., Miro Sp. z o.o., Delikates Sp. z o.o., Multi Ex S.A., Panta Hurt Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., Astor Sp. z o.o., Imperial Sp. z o.o., Polonis-Dystrybucja Sp. z o.o., Dako Galant PHP Sp. z o.o., Onufry Sp. z o.o., Fine Wine & Spirits Sp. z o.o., PWW Sp. z o.o., Saol Dystrybucja Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi Sp. z o.o., Damianex S.A., Krokus Sp. z o.o., Bols Sp. z o.o.

12.	The loan repayment method: bullet at the end on the financing term

13.	Other loan disbursement conditions: NONE

14.	Additional stipulations of the Agreement: NONE

15.	The Borrower hereby represents that he has received, read and fully understood the Regulations, likewise hereby confirms any authorisations (powers of attorney) for the Bank contained therein, and further represents that any and all statements and assurances of the Borrower (or related to the Borrower) are true, complete and reliable upon signature of the Agreement and on each day the Borrower shall make the loan drawdown instructions.

16.	The Regulations make an integral part hereof. Any terms and expressions not defined herein shall be explained based on the definitions set in the Regulations. Should any discrepancies arise between the Agreement and the Regulations, the provisions hereof shall prevail.

17.	This Agreement shall be subject to Polish law.

18.	Any disputes arising out of this Agreement shall be settled in compliance with Polish law, and the Parties hereto submit to the exclusive jurisdiction of the court in Warsaw in Poland.

19.	This Agreement has been drawn up in two original copies, one for the Borrower and one for the Bank.

The Borrower hereby gives its consent to furnish any information related to the Loan and the Borrower, obtained by the Bank during negotiations and pertaining to conclusion and performance of this Agreement, to the Bank’s principal shareholder, i.e. Fortis Bank S.A./NV with its registered office in Brussels, Fortis Lease Polska Sp. z o. o. with its registered office in Warsaw and Fortis Securities Polska S.A. with its registered office in Warsaw, likewise to other entities of Fortis Bank Group*. The Bank is allowed to provide such information both in the course of this Agreement and after its expiry.

The Bank hereby informs the Borrower that the Bank may forward any information related to the loan to the Interbank Economic Information System – Banking Register (MIG-BR) administered by the Polish Banks Association, likewise that the Bank may disclose any data gathered in the MIG-BR system to economic information bureaus that operate under the Act of February 14, 2003 on disclosing economic information (Journal of Laws No. 50, item 424 as amended) based on the requests of such bureaus and to the extent specified therein.

*)	Information on Fortis Group entities is available at: www.fortisbank.com.pl

/s/ Andrea Vaz-Konig

/s/ Alfred Wunderl-Auner
Stamp and signatures for the Bank

/s/ William V. Carey
Company stamp and signatures of representatives authorised to assume financial obligations on behalf of the Borrower.

The signature of the Borrower has been affixed in my presence.

name and surname of the Bank’s employee	signature of the Bank’s employee